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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 included in the Current Report on Form 8-K filed on September 9, 1997, as amended by the Current Report on Form 8-K/A filed on October 10, 1997 and as further amended by the Current Report on Form 8-K/A filed on October 22, 1997 of Signature Resorts, Inc., and included in the Current Report on Form 8-K filed on December 24, 1997, in the
Registration Statement on Form S-8 (Registration No. 333-     ) and related
Prospectus of Signature Resorts, Inc. for the registration of 250,000 shares of its common stock.

                                          Ernst & Young LLP

Phoenix, Arizona
February 26, 1998